                      SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549-1004



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) October 25, 1994

                              KEMPER CORPORATION
            (Exact name of registrant as specified in its charter)


    Delaware                     1-10242                    36-6169781

(State or other         (Commission File Number)        (I.R.S. Employer
 jurisdiction of                                      Identification Number)
 incorporation or
 organization)

One Kemper Drive                                               60049
Long Grove, Illinois                                         (Zip Code)
(Address of principal
executive offices)

      Registrant's telephone number, including area code (708) 320-4700

                              Kemper Corporation
                                   FORM 8-K

                                                               Page
ITEM 5.  OTHER EVENTS . . . . . . . . . . . . . . . . . . . . . 3

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS. . . . . . . . . . . 3

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . 13

EXHIBIT 20 . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ITEM 5.  OTHER EVENTS

Interim Earnings Update

On October 25, 1994, Kemper Corporation (the "Company") announced its earnings for the three months and nine months ended September 30, 1994. A copy of the Company's press release dated October 25, 1994 is attached hereto as Exhibit 20 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)  Financial statements of business acquired - not applicable.

(B)  Pro forma financial information.

As previously reported, the Company, Conseco, Inc. ("Conseco") and KC Acquisition, Inc. ("Acquisition"), a wholly owned subsidiary of Conseco, entered into an Agreement and Plan of Merger dated June 26, 1994 (the "Merger Agreement"), pursuant to which Acquisition would merge with and into the Company (the "Merger"), and the Company as the surviving corporation would become a wholly owned subsidiary of Conseco. On October 25, 1994, Conseco announced that it will not complete the Merger prior to year-end 1994 and that under the Merger Agreement, Conseco has until March 31, 1995 to complete the transaction. In the same announcement, Conseco noted that the Merger is not contingent on Conseco's sales of its equity interests in other life insurance companies, although it is exploring such sales and any such sales may impact the financing structure for the Merger. The following pro forma financial information assumes no such sales.

The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1994 and the year ended December 31, 1993 present the Company's results of operations as adjusted to give effect to the Merger and certain related and other transactions as if they all occurred on January 1, 1993. The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1994 presents the Company's financial position as if the Merger and certain related and other transactions all occurred on June 30, 1994. If the Merger and such related and other transactions are consummated, the Company's financial statements will reflect their effects only from the date each such transaction occurs. No assurance can be given that the Merger will be consummated as or when currently contemplated.

The Merger is being accounted for herein as a "purchase" under the purchase method of accounting. All information contained in the pro forma financial information relating to Conseco or its merger-related plans and assumptions have been supplied by Conseco, and the Company does not have independent knowledge of portions of such information. Under purchase accounting, the total purchase cost of the Company will be allocated by Conseco to the assets and liabilities acquired by Conseco based on their relative fair values estimated by Conseco as of the dates the transactions are closed, with any excess of the total purchase costs over the estimated fair value of the assets acquired less the estimated fair value of the liabilities assumed recorded as goodwill. The cost allocations will be based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocations will differ, the Company has been informed that the pro forma information herein reflects Conseco management's best estimates based on currently available information.


The pro forma financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto previously filed as part of the Company's most recent annual and quarterly reports on Forms 10-K and 10-Q. The pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Company. Results of operations for the six months ended June 30, 1994 may not be indicative of results of operations to be expected for a full year. The pro forma adjustments are based upon available information and certain assumptions believed to be reasonable in the circumstances, including assumptions with respect to financing the Merger and Conseco's future business plans. There can be no assurance that such information, assumptions and plans will not change from those reflected in the pro forma financial statements and notes thereto.

Kemper Corporation
Consolidated Balance Sheet
June 30, 1994
(in thousands)

                                                                  Life Insurance and Real Estate       Purchase
                                                                  ------------------------------      Accounting
                                                                      Sale of         Add back         and other
                                                      Historical      Segments(1)   Eliminations(2)   Adjustments       Pro Forma
                                                   ------------------------------------------------------------------------------
Assets
Investments:
  Fixed maturities                                   $ 5,268,144     $(5,267,113)                                       $  1,031
  Equity securities                                       34,112         (33,795)                                            317
  Short-term investments                                 431,787        (384,521)                    $173,705  (5)       220,971
  Joint venture mortgage loans                           936,407        (936,407)
  Third-party mortgage loans                             155,423        (155,423)
  Other real estate-related investments                  278,910        (278,910)
  Other loans and investments                            444,843        (424,086)                                         20,757
                                                     ---------------------------------------------------------------------------
    Total investments                                  7,549,626      (7,480,255)                     173,705            243,076
Cash                                                     210,934         (22,037)                     350,000  (4)
                                                                       1,296,900                   (2,298,200) (4)
                                                                                                     (173,705) (5)
                                                                                                      (79,392) (6)
                                                                                                      823,500  (6)
                                                                                                     (108,000) (7)
Securities purchased under resale agreements             180,010                                                         180,010
Securities held by brokerage firm subsidiaries           203,414                                                         203,414
Accounts receivable from brokerage firms and customers   832,937                                                         832,937
Other accounts and notes receivable                      627,575        (377,977)      $31,680                           281,278
Reinsurance recoverable                                  801,453        (801,453)
Deferred insurance acquisition costs                     643,771        (643,771)
Deferred investment product sales costs                  181,806                                                         181,806
Other assets                                             286,537         (11,263)                     (50,586) (3)
                                                                                                       (5,519) (8)       219,169
Goodwill                                                   5,102                                    1,316,034  (9)     1,321,136
Assets of separate accounts                            1,826,535      (1,826,535)
                                                     ---------------------------------------------------------------------------
    Total assets                                     $13,349,700     $(9,866,391)      $31,680     $  (52,163)        $3,462,826
                                                     ===========================================================================

                                      -5-

Kemper Corporation
Consolidated Balance Sheet
June 30, 1994
(in thousands)

                                                                 Life Insurance and Real Estate     Purchase
                                                                 ------------------------------    Accounting
                                                                    Sale of          Add back       and Other
                                                    Historical      Segments(1)    Eliminations(2) Adjustments       Pro Forma
                                                   -----------------------------------------------------------------------------
Liabilities
Life policy benefits                               $ 8,095,793     $(8,095,793)
Securities sold under repurchase agreements            152,501                                                      $  152,501
Securities sold, not yet purchased, at market           68,233                                                          68,233
Accounts payable to brokerage firms and customers      333,524                                                         333,524
Other accounts payable and liabilities                 723,111         (99,400)       $ 18,830    $   1,400  (10)
                                                                      (125,000)                      61,800  (11)
                                                                                                     20,551  (12)      601,292
Notes payable                                          394,226                                      (24,100) (6)       370,126
Long-term debt                                         390,987         (12,850)         12,850      823,500  (6)
                                                                                                    (14,737) (6)
                                                                                                    (30,700) (7)
                                                                                                    (39,100) (14)    1,129,950
Convertible debentures of subsidiary                    40,555                                      (40,555) (6)
Liabilities of separate accounts                     1,826,535      (1,826,535)
                                                   ---------------------------------------------------------------------------
    Total liabilities                               12,025,465     (10,159,578)         31,680      758,059          2,655,626
                                                   ---------------------------------------------------------------------------
Minority interest                                                                                   123,900 (13)       123,900

Stockholders' equity
Preferred stock                                        360,497                                     (130,000) (13)
                                                                                                   (230,497) (15)
Common stock                                           326,055                                     (326,055) (4) --|
Additional paid-in capital                             335,486                                      683,300  (4)   |---683,300
                                                                                                   (335,486) (4) --|
Unrealized loss on foreign currency translation        (44,217)         44,100                          117  (4)
Unrealized loss on investments                        (231,023)        230,900                          123  (4)
Retained earnings                                    1,600,055          18,187                   (1,618,242) (4)
Treasury shares, at cost                            (1,022,618)                                   1,022,618  (4)
                                                   ----------------------------------------------------------------------------
  Total stockholders' equity                         1,324,235         293,187                     (934,122)           683,300
                                                   ----------------------------------------------------------------------------
    Total liabilities & stockholders' equity       $13,349,700     $(9,866,391)       $ 31,680   $  (52,163)        $3,462,826
                                                   ===========================================================================

Kemper Corporation
Consolidated Statement of Operations
For the six months ended June 30, 1994
(in thousands)

                                                            Life Insurance and Real Estate    Purchase
                                                            ------------------------------   Accounting
                                                                 Sale of       Add back       and other
                                                Historical       Segments(1) Eliminations(2) Adjustments       Pro Forma
                                                -------------------------------------------------------------------------
Revenue
Asset management income                          $234,724                         $10,294      $ (2,368) (16)
                                                                                                 (2,800) (3)     $239,850
Net investment income                             222,602       $(220,087)            412                           2,927
Insurance premium income                           75,170         (75,170)
Securities brokerage income                       267,408                           1,992                         269,400
Realized investment gain                           24,752         (23,198)                                          1,554
Other income                                       49,531         (50,357)          1,116                             290
                                                -------------------------------------------------------------------------
  Total                                           874,187        (368,812)         13,814        (5,168)          514,021
Benefits and expenses
Asset management expenses                         132,972                           9,779                         142,751
Amortized investment product sales costs           27,495                                                          27,495
Insurance claim costs and policyholder benefits   236,285        (236,285)
Amortized policy acquisition costs                 40,718         (40,718)
Securities brokerage expenses                     259,127                           1,992        (6,000) (19)     255,119
Interest expense                                   37,651          (1,868)            412        28,100  (6)
                                                                                                 (2,072) (14)      62,223
Other expenses                                     20,904          (5,456)          1,631        (2,100) (11)
                                                                                                 17,400  (17)
                                                                                                (10,700) (20)      21,679
                                                -------------------------------------------------------------------------
    Total                                         755,152        (284,327)         13,814        24,628           509,267

  Earnings (loss) from continuing
    operations before income tax (benefit)        119,035         (84,485)              0       (29,796)            4,754
Income tax (benefit)                               43,948         (31,444)                       (3,555) (12)       8,949
                                                -------------------------------------------------------------------------
  Income (loss) from continuing operations         75,087         (53,041)              0       (26,241)           (4,195)
Less minority interest                                                                            5,177  (18)       5,177
                                                -------------------------------------------------------------------------
  Income (loss) before discontinued operations    $75,087        $(53,041)        $     0      $(31,418)          $(9,372)
                                                =========================================================================

Kemper Corporation
Consolidated Statement of Operations
For the year ended December 31, 1993
(in thousands)

                                                            Life Insurance and Real Estate    Purchase
                                                            ------------------------------   Accounting
                                                                 Sale of       Add back       and other
                                                 Historical      Segments(1) Eliminations(2) Adjustments       Pro Forma
                                                -------------------------------------------------------------------------
Revenue
Asset management income                          $ 498,153                       $13,121       $(10,476) (16)
                                                                                                 (4,800) (3)   $  495,998
Net investment income                              426,807       $(422,236)          699                            5,270
Insurance premium income                           157,667        (157,667)
Securities brokerage income                        639,991                         1,806                          641,797
Realized investment gain (loss)                   (255,702)        273,840                                         18,138
Other income                                        82,258         (79,048)                                         3,210
                                                 ------------------------------------------------------------------------
    Total                                        1,549,174        (385,111)       15,626        (15,276)        1,164,413

Benefits and expenses
Asset management expenses                          295,785                        13,049                          308,834
Amortized investment product sales costs            48,011                                                         48,011
Insurance claim costs and policyholder benefits    514,304        (514,304)
Amortized policy acquisition costs                  60,367         (60,367)
Insurance operating expenses                        23,133         (23,133)
Securities brokerage expenses                      617,455                         1,806        (30,000) (19)     589,261
Interest expense                                    73,201            (771)          771         56,200  (7)
                                                                                                 (2,659) (14)     126,742
Other expenses                                      26,065          (4,018)                      (4,300) (13)
                                                                                                 34,900  (17)      52,647
                                                 ------------------------------------------------------------------------
    Total                                        1,658,321        (602,593)       15,626         54,141         1,125,495

    Earnings (loss) from continuing operations
    before income tax (benefit)                   (109,147)        217,482             0        (69,417)           38,918
                                                 ------------------------------------------------------------------------
Income tax (benefit)                               (19,749)         42,524                      (12,137) (12)      10,638
                                                 ------------------------------------------------------------------------
    Income (loss) from continuing operations       (89,398)        174,958             0        (57,280)           28,280
Less minority interest                                                                            9,728  (18)       9,728
                                                 ------------------------------------------------------------------------
    Income (loss) before discontinued operations
      and cumulative effect, net of tax           $(89,398)       $174,958       $     0       $(67,008)          $18,552
                                                 ========================================================================

ADJUSTMENTS

(1) Immediately following the closing of the Merger (the "Effective Time"), all of the issued and outstanding shares of capital stock of the Company's life insurance subsidiaries (the "Life Companies") will be sold to a life insurance subsidiary of CCP II Holdings, Inc., an affiliate of Conseco (the "Life Company Dispositions"), and certain real estate interests currently held by subsidiaries of the Company will be transferred to one or more of CCP II Holdings' real estate acquisition subsidiaries (the "Real Estate Transfers"). It is currently anticipated that the amount to be paid in connection with the sale and transfers is $1,296.9 million in cash.
    All accounts related to the Life Companies and real estate subsidiaries are eliminated to reflect the sale and transfers. The difference between the cash consideration and the net book value of the assets sold and transferred is recognized as an adjustment to retained earnings.

(2) Eliminations between the Life Companies and real estate subsidiaries and the remaining subsidiaries of the Company are reversed. They are chiefly comprised of accounts and notes receivable, the related interest expense, commissions received by Kemper Sales Company and Kemper Securities, Inc. on the sales of life products, and fees for services provided by Kemper Service Company.

(3) Subsequent to June 30, 1994, the Company signed a definitive agreement to sell Investors Fiduciary Trust Company ("IFTC"), a 50%-owned subsidiary, to State Street Boston Corporation ("State Street"). State Street plans to exchange approximately 3 million shares of its common stock for the Company's ownership interest in IFTC. Consummation of the transaction is subject to certain regulatory actions and approvals.

    Other assets have been decreased by $50.6 million to eliminate the Company's investment in IFTC. A tax payable of $30.9 million has been included in the adjustment to Other accounts payable and liabilities (see
    Note 12). Asset management income has been reduced by $4.8 million for 1993 and $2.8 million for the six months ended June 30, 1994 to eliminate the earnings of IFTC for those periods. The State Street common stock is not included in the pro forma financial statements since it is assumed such stock will be transferred to the Life Companies.

(4) Under "push down" accounting, when a major change in the ownership of a company's voting stock occurs, the economic effect of that change should be reflected (pushed down) in the financial statements of the acquired company. Accordingly, the total consideration paid by Conseco to acquire the Company (net of amounts paid by CCP II Holdings to purchase the assets of the Life Insurance Companies and certain real estate interests) are reflected as the new equity of the Company.
    As partial financing for the Merger, Conseco plans to borrow $350.0 million under a senior subordinated note and will issue common stock which is assumed to be valued at $343.8 million (such amount has been calculated based on the closing price and the average closing price of Conseco common stock as of and for the 20 trading days ended
    October 26, 1994).

    The merger consideration would consist of $2,298.2 million of cash and $343.8 million of Conseco common stock. Goodwill of $1,321.1 million will be recorded in connection with the Merger. The consideration per equivalent share of the Company's common stock is (i) $56.00 per share, without interest, and (ii) the fraction (rounded to the nearest ten-thousandth) of a share of Conseco common stock determined by dividing $11.00 by the average closing price of Conseco common stock prior to the Merger (such fraction to be not more than 0.2418 nor less than 0.1982).

    The Company's historical Common stock, Additional paid-in capital, Unrealized loss on foreign currency translation, Unrealized loss on investments, Retained earnings and Treasury stock are eliminated and replaced with the anticipated capital of Acquisition after the Merger.

(5) After the Merger, Conseco intends to invest all cash in short-term investments.

(6) In order to finance a portion of the merger consideration, Acquisition intends to issue $823.5 million of senior debt, as shown in the following table. $79.4 million of the proceeds of the new debt issues will be used to retire previously existing debt as follows: $24.1 million Notes payable, $14.7 million Long-term debt and $40.6 million Convertible debentures of subsidiary.

                                                                          Pro Forma
                                                                 -----------------------------
                                                                 Interest        Interest
                                                      Assumed    Expense for     Expense for
                                           Principal  Interest   the Year        the six months
      (in millions)                          Amount     Rate     Ended 12/31/93  Ended 6/30/94
                                           ---------  --------   --------------  --------------
      Senior Tranche A Term Loan (a)        $523.5       7.3%       $38.3           $19.1
      Senior Tranche B Term Loan (a)         200.0       8.1%        16.1             8.1
      Senior Bridge Loan (b)                 100.0
      Amortization of debt issue costs                                6.1             3.2
      Less interest on debt repaid                                   (4.3)           (2.3)
                                            ------                  -----           -----
                                            $823.5                  $56.2           $28.1
                                            ======                  =====           =====

      (a) Principal and interest under the Senior Tranche A Term Loan and the Senior Tranche B Term Loan are repayable in quarterly installments of varying minimum amounts over a seven year period.
      (b) The Senior Bridge Loan is required to be repaid on the second business day after the Effective Time. It is anticipated that simultaneously with or immediately following the Effective Time, Kemper Financial Services, Inc. ("KFS") will transfer all of the broker-dealer businesses of KFS and all of the property and assets related thereto into a new wholly owned subsidiary of KFS (the "KFS

     Broker-Dealer Transfer"). As a result of the KFS Broker-Dealer Transfer, it is expected that certain funds will be made available and that these funds will be used to repay a portion of the Senior Bridge Loan.

     A change in interest rates on the borrowings summarized above of .5% would result in (i) an increase (or decrease) in pro forma interest expense of $3.6 million and $1.8 million for 1993 and the six months ended June 30, 1994, respectively, and (ii) a decrease (or increase) in pro forma net income of $2.4 million and $1.2 million for the same respective periods.

     As a result of the Merger, the debt issued by Acquisition is consolidated herein.

(7) Acquisition is expected to pay debt issuance costs totaling $41.2 million, of which $30.7 million is associated with the issuance of the $823.5 million debt and $10.5 million is associated with the $350.0 million debt to be issued by Conseco, the proceeds of which will be subsequently contributed to Acquisition. Balance sheet adjustments have been made to Long-term debt and Additional paid-in capital for these amounts. Acquisition is also expected to pay $14.8 million of other acquisition-related costs. The Company is expected to pay $52.0 million of severance and other costs.

(8) Other assets are decreased to reflect the elimination of the Company's previously deferred debt issue costs since all existing debt is either repaid or adjusted to fair value.

(9) Goodwill reflects the excess of cost of the Company over the net assets acquired at the assumed acquisition date.

(10) Other accounts payable and liabilities are increased to reflect the actuarially determined amount allocated to pension, postretirement and postemployment benefit obligations.

(11) Other accounts payable and liabilities are increased to reflect the excess of existing operating lease obligations over the fair value of such obligations, based on current market rental rates. Other expenses are decreased $4.3 million for 1993 and $2.1 million for the six months ended June 30, 1994 to reflect this change.

(12) All of the applicable pro forma adjustments made to the consolidated balance sheet and consolidated statements of operations are tax effected at the appropriate rate. In addition, certain additional adjustments have been made to the historical tax accounts including:

     (i) The Company will recognize a net tax loss upon the Life Company Dispositions and the Real Estate Transfers which can be carried back to recover capital gains tax paid in previous years resulting in a tax receivable at the assumed Effective Time. The anticipated tax benefit is $125.0 million.

     (ii) A tax liability of $30.9 million was recorded for the IFTC disposition.

(13) Shares of Series C preferred stock and Series D preferred stock that are to remain outstanding after the Merger are transferred to minority interest. The $130.0 million par value of the shares has been decreased by $6.1 million to reflect fair value.

(14) The value of the Company's existing Long-term debt remaining after the Merger is adjusted to reflect current interest rates ranging from 7.72% to 10.18% depending on maturity. Interest expense has been decreased by $2.7 million for 1993 and $2.1 million for the six months ended June 30, 1994.

(15) It is assumed that all holders of Series A preferred stock and Series E preferred stock will convert such shares to the Company's common stock at or prior to the Effective Time. Such conversions are assumed in the total merger consideration.

(16) After the Merger, investment advisory services formerly provided by KFS to the Life Companies and real estate subsidiaries will be provided by Conseco Capital Management, Inc., a wholly owned subsidiary of Conseco, or by the real estate subsidiaries. Asset management income has been decreased by $10.5 million for 1993 and $2.4 million for the six months ended June 30, 1994 to reflect this change.

(17) Other expenses are increased to reflect the amortization of goodwill calculated as of January 1, 1993, the assumed date of acquisition, over a 40-year period on a straight-line basis.

(18) Minority interest reflects dividends on the Series C and Series D preferred stock which will remain outstanding after the Effective Time.

(19) Securities brokerage expenses are reduced to eliminate a special addition to the Company's legal reserve in 1993 and principally to reflect certain recoveries in 1994 that were credited to the legal reserve.

(20) Other expenses are reduced to eliminate the costs incurred during the six months ended June 30, 1994, primarily in connection with a now-terminated proxy contest.

(C)  Exhibits

Exhibit No.                                            Page
- -----------                                            -----
    20                  Press release dated             14
                        October 25, 1994



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        KEMPER CORPORATION
                                        (Registrant)


Date:  October 31, 1994              By: /s/ JOHN H. FITZPATRICK
                                             John H. Fitzpatrick
                                                Executive Vice President and
                                                Chief Financial Officer